Exhibit 10.8

IPEC HOLDINGS INC.

ANNUAL BASE SALARIES FOR EXECUTIVE OFFICERS FOR 2005 FISCAL YEAR

The fiscal 2005 annual base salaries for executive officers of IPEC Holdings Inc. (the “Company”), as approved by the Compensation and Management Development Committee of the Company, are set forth in the following table:

Executive Officer	Position	2005 Base Salary

Joseph Giordano, Jr	President	$240,000
Charles J. Long, Jr.	Secretary & Treasurer	$240,000
Jay A. Martin	Vice-President of Operations	$160,000
Shawn C. Fabry	Chief Financial Officer	$100,000